EXHIBIT 77D

The Vertex International Fund (the "Fund"), a series of MFS Series Trust XI, deleted disclosure regarding short sales risk and added new disclosure regarding short sales risk, as described in the prospectus contained in Post-Effective Amendment No. 19 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Mid Cap Value Fund ("the Fund"), a series of MFS Series Trust XI, added disclosure regarding active or frequent trading risk to the investment risks section, as described in the prospectus contained in Post- Effective Amendment No. 19 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Mid Cap Value Fund ("the Fund"), a series of MFS Series Trust XI, added disclosure regarding percentage limitation under investment techniques, practices, risks and restrictions to include short sales for up to 5% of net assets, as described in the Statement of Additional Information contained in Post- Effective Amendment No. 19 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Union Standard Equity Fund ("the Fund"), a series of MFS Series Trust XI, added disclosure regarding percentage limitation under investment techniques, practices, risks and restrictions to include short sales for up to 5% of net assets, as described in the Statement of Additional Information contained in Post- Effective Amendment No. 19 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.